http://schemas.microsoft.com/office/word/2003/wordml013f

EXHBIT 99
                                                  Form 4 Joint Filer Information



Name:     Dane Andreeff
Address:  c/o Andreeff Equity Advisors, L.L.C.
          450 Laurel Street Suite 2105,
          Baton Rouge, LA   70801
Designated Filer:  Maple Leaf Offshore, Ltd.
Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
Date of Event Requiring Statement:  June 29, 2007

Signature:                       /s/ Dane Andreeff